Exhibit 99.1

Genworth and Oceanwide Extend Merger Agreement

Richmond, VA (December 23, 2019) — Genworth Financial, Inc. (NYSE: GNW) and China Oceanwide Holdings Group Co. Ltd (Oceanwide) today announced they have agreed to a 13th waiver and agreement of each party’s right to terminate the previously announced merger agreement. The 13th waiver and agreement extends the previous deadline of December 31, 2019 to no later than March 31, 2020.

The 13th Waiver also provides termination rights for Oceanwide to the extent that regulators subsequently impose materially adverse conditions on the transaction. In addition, the waiver provides that the parties will mutually agree upon a closing date after the receipt of all required regulatory approvals. In the event Genworth and Oceanwide cannot agree on a closing date following receipt of all regulatory approvals, each party has the right to terminate the merger agreement.

Although the Genworth-Oceanwide transaction had previously received all necessary approvals from U.S. regulators, the parties recently provided supplementary information to certain regulators to reflect the Genworth Canada disposition and the passage of time since their prior approvals. The approval of the New York Department of Financial Services (NYDFS) expired earlier in the year and the parties are in discussions with the NYDFS to secure an appropriate reapproval. Fannie Mae and Freddie Mac also will need to reapprove the Oceanwide transaction, while other regulators are currently reviewing the supplemental information to determine whether it has any impact on their existing approvals.

“The extension allows significant additional time for regulators to complete their review of updated information including the recent sale of our Canadian mortgage insurance business, and for the NYDFS to review the results of our New York subsidiary’s annual assumption and margin reviews, which they have linked to their re-approval of the transaction.” said Tom McInerney, president and CEO of Genworth Financial. “We continue to believe the transaction with Oceanwide provides the best, most certain value for Genworth stockholders.”

Added LU Zhiqiang, chairman of Oceanwide: “Despite the delays, we remain fully committed to this transaction and look forward to the successful completion of the transaction.”

Following the receipt of all final Genworth regulatory approvals, Oceanwide will also need to receive clearance from China’s State Administration of Foreign Exchange, or SAFE, for the currency conversion and transfer of funds.

Genworth and Oceanwide remain committed to satisfying the closing conditions under the merger agreement as soon as possible.

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a Fortune 500 insurance holding company committed to helping families achieve the dream of homeownership and address the financial challenges of aging through its leadership positions in mortgage insurance and long term care insurance. Headquartered in Richmond, Virginia, Genworth traces its roots back to 1871 and became a public company in 2004. For more information, visit genworth.com.

From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com. From time to time, Genworth’s publicly traded subsidiary, Genworth Mortgage Insurance Australia Limited, separately releases financial and other information about its operations. This information can be found at http://www.genworth.com.au.

About Oceanwide

Oceanwide is a privately held, family owned international financial holding group founded by LU Zhiqiang. Headquartered in Beijing, China, Oceanwide’s well-established and diversified businesses include operations in financial services, energy, technology information services, culture and media, and real estate assets globally, including in the United States.

Oceanwide is the controlling shareholder of the Shenzhen-listed Oceanwide Holdings Co., Ltd. and Minsheng Holdings Co. Ltd.; the Hong Kong-listed China Oceanwide Holdings Limited and China Tonghai International Financial Limited (formerly known as Quam Limited); the privately-held International Data Group, Minsheng Securities, Minsheng Trust, and Asia Pacific Property & Casualty

Insurance; and it is the single largest shareholder of Australia-listed CuDECO Ltd. China Oceanwide also is a minority investor in Shanghai-listed China Minsheng Bank and Hong Kong-listed Legend Holdings. In the United States, Oceanwide has real estate investments in New York, California, and Hawaii. Businesses controlled by Oceanwide have more than 10,000 employees globally.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the closing of the transaction with Oceanwide, the receipt of required approvals relating thereto and any capital contribution resulting therefrom. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements and factors that may cause such a difference include, but are not limited to, risks and uncertainties related to: (i) the risk that the transaction with Oceanwide may not be completed in a timely manner or at all, which may adversely affect Genworth’s business and the price of Genworth’s common stock; (ii) the parties’ inability to obtain regulatory approvals, clearances or extensions, or the possibility that regulatory approvals or clearances may further delay the transaction or will not be received prior to March 31, 2020 (and either or both of the parties may not be willing to further waive their contractual termination rights beyond March 31, 2020) or that materially burdensome or adverse regulatory conditions may be imposed in connection with any such regulatory approvals, clearances or extensions (including those conditions that either or both of the parties may be unwilling to accept) or that with continuing delays, circumstances may arise that make one or both parties unwilling to proceed with the transaction with Oceanwide or unable to comply with the conditions to existing regulatory approvals; (iii) the risk that the parties will not be able to obtain the required regulatory approvals, clearances or extensions, including in connection with a potential alternative funding structure or the current geopolitical environment, or that one or more regulators may rescind or fail to extend existing approvals, or that the revocation by one regulator of approvals will lead to the revocation of approvals by other regulators; (iv) the parties’ inability to obtain any necessary regulatory approvals, clearances or extensions for the post-closing capital plan, and/or the risk that a condition to closing of the transaction with Oceanwide may not be satisfied or that a condition to closing that is currently satisfied may not remain satisfied due to the delay in closing the transaction or that the parties are unable to agree upon a closing date following receipt of all regulatory approvals and clearances; (v) potential legal proceedings that may be instituted against Genworth related to the transactions with Oceanwide; (vi) the risk that the proposed transaction disrupts Genworth’s current plans and operations as a result of the announcement and consummation of the transaction; (vii) potential adverse reactions or changes to Genworth’s business relationships with clients, employees, suppliers or other parties or other business uncertainties resulting from the announcement of the transaction or during the pendency of the transaction, including but not limited to such changes that could affect Genworth’s financial performance; (viii) certain restrictions during the pendency of the transaction that may impact Genworth’s ability to pursue certain business opportunities or strategic transactions; (ix) continued availability of capital and financing to Genworth before the consummation of the transaction; (x) further rating agency actions and downgrades in Genworth’s financial strength ratings; (xi) changes in applicable laws or regulations; (xii) Genworth’s ability to recognize the anticipated benefits of the transaction; (xiii) the amount of the costs, fees, expenses and other charges related to the transaction; (xiv) the risks related to diverting management’s attention from Genworth’s ongoing business operations; (xv) the impact of changes in interest rates and political instability; and (xvi) other risks and uncertainties described in the Definitive Proxy Statement, filed with the SEC on January 25, 2017, and Genworth’s Annual Report on Form 10-K, filed with the SEC on February 27, 2019. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Genworth’s consolidated financial condition, results of operations, credit rating or liquidity. Accordingly, we caution you against relying on any forward-looking statements. Further, forward-looking statements should not be relied upon as representing Genworth’s views as of any subsequent date, and Genworth does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For further information:

Investors:

investorinfo@genworth.com

Media:

Julie Westermann, 804 662.2423

julie.westermann@genworth.com

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